Exhibit 1

Dated

28 August 2023

Reorganisation Agreement

relating to the Sale and Purchase of Shares in

WCHING TECH LTD CO. LTD

Khoo & Co.

Suite 2105

21/F, Central Plaza

18 Harbour Road

Hong Kong

THIS AGREEMENT is made on the 28th day of August 2023

BETWEEN:

(1)	Shek Kin Pong (holder of Hong Kong Identity Card No. Z373416(2)) of Flat E, 21/F., Tower 6, Banyan Garden, No. 863 Lai Chi Kok Road, Lai Chi Kok, Kowloon, Hong Kong (the “Vendor”);

(2)	Victory Hero Capital Limited (Company No. 2130088), a company incorporated under the laws of the British Virgin Islands whose registered office is situated at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands (the”Purchaser”);

(3)	WCHING TECH LTD CO. LIMITED (Company No.1733256), a company incorporated under the laws of Hong Kong whose registered office is situated at Flat 1212, 12/F., Sterling Centre, No. 11 Cheung Yue Street, Cheung Sha Wan, Kowloon, Hong Kong (the “Company”);

(4)	Power Smart International Limited (Company No. 2121050), a company incorporated under the laws of the British Virgin Islands whose registered office is situated at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands (“Power Smart”), which is wholly-owned by the Vendor;

(5)	Wellchange Holdings Company Limited (Company No. 401890), a company incorporated under the laws of the Cayman Islands whose registered office is situated at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Wellchange Holdings”), which is owned by Power Smart.

(The Vendor, the Purchaser, the Company, Power Smart and Wellchange Holdings are collectively referred to as the “Parties“, and each or any one of them is referred to as a “Party”.)

WHEREAS:

(1)	The Company was incorporated on 20 April 2012 under the laws of Hong Kong with limited liability.

(2)	As at the date hereof, the Vendor is the legal and beneficial owner of 10,000 issued shares of the Company, being the entire issued share capital of the Company (the “Sale Shares”).

(3)	Wellchange Holdings was incorporated under the laws of the Cayman Islands as an exempted company with limited liability and its authorised share capital is US$50,000 divided into 50,000 shares with a par value of US$1.00 each. As at the date hereof, one (1) share in Wellchange Holdings is issued and held by Power Smart.

(4)	Wellchange Holdings directly holds the entire issued share capital of the Purchaser.

(5)	The Vendor has agreed to sell, and the Purchaser has agreed to purchase, the Sale Shares subject to and on the terms and conditions of this Agreement.

IT IS HEREBY AGREED between the Parties as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

“Agreement”	means and includes this agreement as originally executed and such modification, amendment, addition or supplement from time to time to be agreed between the Parties.

“Consideration Shares” or “Power Smart Consideration Shares”	means 889 shares of US$1.00 each in Wellchange Holdings.

“Encumbrance(s)”	means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law), hypothecation, equity, adverse claim, or other encumbrance, priority or security interest, over or in any property, asset or right of whatsoever nature or interest or any agreement for any of the same and “Encumber” shall be construed accordingly.

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.

1.2	Save where specifically required or indicated otherwise:

(a)	references to statutory provisions shall be construed as reference to those provisions as respectively replaced, amended, modified or re-enacted (whether before or after the date hereof) from time to time;

(b)	references to Clause, Recital and Schedule are to clause, recital and schedule of or to this Agreement;

(c)	words importing the singular include the plural and vice versa; words importing person include bodies corporate or unincorporated; words importing gender include every gender and the neuter;

(d)	the headings are inserted for convenience only and shall not affect the construction of this Agreement; and

(e)	the Recitals and Schedules of or to this Agreement shall form part of this Agreement.

2.	SALE AND PURCHASE OF THE SALE SHARES

2.1	Subject to and upon the terms and conditions of this Agreement, the Vendor as the legal and beneficial owner of the Sale Shares shall sell and the Purchaser shall purchase the Sale Shares free from all Encumbrances or third party rights and with all rights attached thereto or accruing thereto on or after the date hereof, in consideration of the issue and allotment of the relevant number of Consideration Shares of Wellchange Holdings as procured by the Vendor to Power Smart as provided herein credited as fully paid.

3.	ALLOTMENT AND ISSUE OF CONSIDERATION SHARES

3.1	In consideration of and in exchange for the Sale Shares and the benefit received by the Purchaser thereto, Wellchange Holdings shall, and the Vendor and the Purchaser shall procure Wellchange Holdings to, on Completion (as defined in Clause 4.1 below) allot and issue the Consideration Shares to Power Smart, credited and issued and allotted as fully paid.

4.	COMPLETION

4.1	Completion of the sale and purchase of the Sale Shares (“Completion”) shall take place immediately after execution of this Agreement, at such venue to be mutually agreed by the Parties.

4.2	At Completion, the Vendor shall deliver the following documents to the Purchaser:

(a)	instruments of transfer and bought and sold notes in favour of the Purchaser in respect of the Sale Shares (the “Transfer Documents”) duly executed by the Vendor;

(b)	original share certificates in respect of the Sale Shares in the respective names of the Vendor;

(c)	copy of the minutes of the board meeting or the directors’ resolutions of the Company uthorizing and approving:

(i)	the transfers of the Sale Shares from the Vendor to the Purchaser and the registration of such transfers;

(ii)	the cancellation of the share certificates in the names of the Vendor in respect of the Sale Shares;

(iii)	the issue of a new share certificate in respect of the Sale Shares to the Purchaser;

(iv)	the submission of the Transfer Documents to the Inland Revenue Department of Hong Kong for the purpose of stamping;

(v)	the entry of the name of the Purchaser in respect of the Sale Shares in the register of members of the Company; and

(vi)	the execution of this Agreement.

4.3	At Completion, subject to and against compliance by the Vendor of their obligations under Clause 4.2, the Purchaser shall deliver the following documents to the Vendor:

(a)	copy of the minutes of the board meeting or the directors’ written resolutions of the Purchaser authorising and approving the acquisition of the Sale Shares and the execution of this Agreement and the Transfer Documents;

(b)	copy of the minutes of the board meeting or the directors’ written resolutions of Wellchange Holdings authorising and approving:

(i)	the allotment and issuance of the Consideration Shares in accordance with Clause 3 above;

(ii)	the registration of Power Smart as the holder of the Consideration Shares upon Completion;

(iii)	the issue of a new share certificate in respect of the Consideration Shares to Power Smart; and

(iv)	the execution of this Agreement; and

(c)	copy of the Transfer Documents duly executed by the Purchaser.

5.	WARRANTIES AND REPRESENTATIONS

5.1	In consideration of the Purchaser entering into this Agreement and agreeing to perform its obligations hereunder, the Vendor warrants, represents and undertakes to and for the benefit of the Purchaser in the terms of the warranties (the “Warranties”) as set out in the Schedule to this Agreement.

5.2	The Vendor represents and warrants to the Purchaser that each of the Warranties is true and accurate in all material respects as at the date hereof and will at Completion be true and accurate in all material respects as if they were deemed to be repeated on the date of Completion.

6.	MISCELLANEOUS PROVISIONS

6.1	Each Party shall bear and pay his/its own legal costs and expenses and disbursements incurred in connection with this Agreement and the sale and purchase contemplated hereunder.

6.2	This Agreement sets out the entire agreement and understanding between the Parties, and supersedes all previous agreements between the Parties in relation to the sale and purchase of the Sale Shares and any other matters referred to in this Agreement and shall not be altered or supplemented except by any written instrument signed by the Parties.

6.3	If any of the provisions of this Agreement is found by any court or other competent authority to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force and effect. Notwithstanding the foregoing the Parties shall thereupon negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the provisions so found to be void or unenforceable. To the extent permitted by applicable law, each Party hereby waives any provision of law which would otherwise render any provision of this Agreement unenforceable or invalid.

6.4	This Agreement shall be binding upon each Party’s successors and permitted assigns. Each Party may not assign any of his/its rights and/or obligations hereunder to any other party without the prior written consent of the other Parties.

6.5	This Agreement may be signed in any number of copies or counterparts, each of which when so signed and delivered shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

6.6	The Parties hereby acknowledge that Khoo & Co. only act for Wching Tech Ltd Co. Limited, the Purchaser and Wellchange Holdings in connection with this Agreement and each of the Vendor, Power Smart has been duly advised to seek independent legal advice and to obtain separate legal representation.

7.	GOVERNING LAW AND JURISDICTION

7.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

7.2	Each Party irrevocably submits to the exclusive jurisdiction of the courts of Hong Kong as regards any claim, matter or proceeding arising out of or in connection with this Agreement.

*****

SCHEDULE

Warranties

The Vendor hereby jointly and severally warrant and represent to the Purchaser that:-

1.	THE SALE SHARES

1.1	Each of the Vendor is the sole registered, legal and beneficial owner of the respective Sale Shares to be sold by it and is entitled to sell, assign and transfer such Sale Shares to the Purchaser.

1.2	All rights now attached to the Sale Shares are valid, effective, enforceable, and subsisting.

1.3	The Sale Shares have been duly authorised, allotted and issued.

1.4	The Sale Shares constitute the entire allotted and issued share capital of the Company and are fully paid up or credited as such and are free and clear from all Encumbrances and other third party rights.

1.5	The Sale Shares rank pari passu inter se.

2.	STRUCTURE OF COMPANY

2.1	The Company has been duly incorporated and is validly existing and in good standing under the laws of Hong Kong and has full power, authority and legal right to own its assets and carry on its business as currently conducted and is not in receivership or liquidation, and no petition has been presented for its winding up.

3.	GENERAL INFORMATION

3.1	Each of the Vendor and the Purchaser has full power and authority to enter into this Agreement and to perform his/its obligations hereunder. This Agreement shall, when executed by the Vendor and the Purchaser, constitute valid and binding obligations of each of the Vendor and the Purchaser in accordance with its terms.

3.2	The execution and delivery of this Agreement by the Vendor and the Purchaser do not violate in any material respect any provision of applicable laws, rules and regulations.

Execution Page(s)

IN WITNESS whereof the Parties have duly executed this Agreement as a deed the day and year first above written.

The Vendor

SIGNED, SEALED AND DELIVERED by	)
Shek Kin Pong whose signature is	)
verified by / in the presence of:	)
)
)
)

Signature of witness:	/s/ CHU CHI HONG

Name of witness:	CHU CHI HONG

The Purchaser

EXECUTED as a DEED of Victory Hero Capital	)
Limited in the presence of and	)
SIGNED by	)
)
its director(s) / authorised signature(s) (duly	)
authorised by resolution of the board of	)
directors for and on its behalf whose	)
signature(s) is/are verified by / in the presence	)
of:	)
)
)
)
)

Signature of witness:	/s/ IM LOK HANG CYRUS

Name of witness:	IM LOK HANG CYRUS

The Company

SEALED with the Common Seal of WCHING	)
TECH LTD CO. LIMITED	)
in the presence of and SIGNED by	)
)
its director(s) / authorised signature(s) (duly	)
authorised by resolution of the board of	)
directors) for and on its behalf whose	)
signature(s) is/are verified by/ in the presence	)
of:	)
)
)
)

Signature of witness:	/s/ IM LOK HANG CYRUS

Name of witness:	IM LOK HANG CYRUS

Power Smart

EXECUTED as a DEED of Power Smart	)
International Limited in the presence of and	)
SIGNED by	)
)
its director(s) / authorised signature(s) (duly	)
authorised by resolution of the board of	)
directors for and on its behalf whose	)
signature(s) is/are verified by / in the presence	)
of:	)
)
)
)

Signature of witness:	/s/ IM LOK HANG CYRUS

Name of witness:	IM LOK HANG CYRUS

Wellchange Holdings

EXECUTED as a DEED of Wellchange	)
Holdings Company Limited in the presence	)
of and SIGNED by	)
)
its director(s) / authorised signature(s) (duly	)
authorised by resolution of the board of	)
directors) for and on its behalf whose	)
signature(s) is/are verified by / in the presence	)
of:	)
)
)
)

Signature of witness:	/s/ IM LOK HANG CYRUS

Name of witness:	IM LOK HANG CYRUS